Exhibit 4.4

CYMABAY THERAPEUTICS, INC.

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Registration Rights Agreement, dated as of September 30, 2013 (the “Agreement”), is made as of October 30, 2013, by and among CymaBay Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned Holders of at least fifty percent (50%) of the outstanding Registrable Securities. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement unless the context otherwise requires.

RECITALS

WHEREAS, the Company and the Holders desire to amend the Agreement as set forth below; and

WHEREAS, to amend the Agreement, Section 6(g) of the Agreement requires the written consent of the Company and the holders of at least fifty percent (50%) of the outstanding Registrable Securities.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Amendment, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

1. The defined term “Filing Deadline” is hereby amended and restated in its entirety to read as follows:

“Filing Deadline” means, with respect to the Registration Statement required to be filed pursuant to Section 2(a), the 30th calendar day following October 31, 2013 and, provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.”

2. Section 6(g) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless the same shall be in writing and signed by the Company and Holders holding 50% of the then outstanding Registrable Securities, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders holding 50% of the then outstanding Registrable Securities; provided however, that execution of a Joinder Agreement by additional Purchasers after the Agreement Date shall not be deemed to be an amendment to this Agreement. For the avoidance of doubt, any Purchaser pursuant to the Institutional Purchase Agreement may become a party to this Agreement by executed a Joinder Agreement on or before November 22, 2013, and be deemed a Purchaser and Holder for all purposes hereunder. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(g).”

3. The Agreement, as amended by this Amendment, shall remain in full force and effect.

4. This Amendment shall be governed by and construed under the laws of the State of New York as such laws are applied to agreements among New York residents entered into and performed entirely within the State of New York.

5. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first written above.

CymaBay Therapeutics, Inc.

By:	/s/ Harold VanWart
Name: Harold Van Wart
Title: Chief Executive Officer

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

ALTA BIOPHARMA PARTNERS III, L.P.
By: Alta BioPharma Management III, LLC,

By:	/s/ Ed Penhoet
Name: Ed Penhoet
Title: Director

ALTA BIOPHARMA PARTNERS III GMBH & CO. BETEILIGUNGS KG
By: Alta BioPharma Management III, LLC

By:	/s/ Ed Penhoet
Name: Ed Penhoet
Title: Director

ALTA BIOPHARMA PARTNERS III, LLC

By:	/s/ Ed Penhoet
Name: Ed Penhoet
Title: Director

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

VERSANT VENTURE CAPITAL II, L.P.

By: Versant Ventures II, LLC
Its: General Partner

By:	/s/ Bradley J. Bolzon
Name: Bradley J. Bolzon
Title: Managing Director

VERSANT SIDE FUND II, L.P.

By: Versant Ventures II, LLC
Its: General Partner

By:	/s/ Bradley J. Bolzon
Name: Bradley J. Bolzon
Title: Managing Director

VERSANT AFFILIATES FUND II-A, L.P.

By: Versant Ventures II, LLC
Its: General Partner

By:	/s/ Bradley J. Bolzon
Name: Bradley J. Bolzon
Title: Managing Director

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

JOHNSON & JOHNSON DEVELOPMENT CORPORATION

By:	/s/ Ashish K. Xavier

Name:	Ashish K. Xavier

Title:	VP, Venture Investments

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield MGMT, L.P.
Its: General Partner
By: J.E. Flynn Capital, LLC
Its: General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS MASTER FUND, L.P.

By: Deerfield MGMT, L.P.
Its: General Partner
By: J.E. Flynn Capital, LLC
Its: General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

PICTET BIOTECH

By:	/s/ Marie-Claude Lange
/s/ Alexandre Ris
Name: Marie-Claude Lange/Alexandre Ris
Title: Directors

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

VENROCK PARTNERS, L.P.

By: Venrock Partners Management, LLC
Its: General Partner

By:	/s/ Anthony B. Evnin
Name: Anthony B. Evnin
Title: Member

VENROCK ASSOCIATES IV, L.P.

By: Venrock Management IV, LLC
Its: General Partner

By:	/s/ Anthony B. Evnin
Name: Anthony B. Evnin
Title: Member

VENROCK ENTREPRENEURS FUND IV, L.P.

By: VEF Management IV, LLC
Its: General Partner

By:	/s/ Anthony B. Evnin
Name: Anthony B. Evnin
Title: Member

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

By: T.Rowe Price Associates, Inc.,
Investment Adviser

By:	/s/ Taymour Tamaddon
Name: Taymour Tamaddon
Title: Vice President

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

ALLIANCEBERNSTEIN VENTURE FUND I, L.P.
By: AllianceBernstein ESG Venture
Management, L.P., its General Partner
By: AllianceBernstein Global Derivatives
Corporation, its General Partner

By:	/s/ Troy Fukumoto
Name: Troy Fukumoto
Title: Vice President

JOINDER AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the undersigned hereby acknowledges receipt of a true and complete copy of the Amendment No. 1 to Registration Rights Agreement, dated as of October 30, 2013, by and among CymaBay Therapeutics, Inc. and the Purchasers party thereto, and agrees to be bound by all of the provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the 30th day of October, 2013.

NOVO A/S

By	/s/ Jack B. Nielsen
Name: Jack B. Nielsen
	Title:	Partner
Novo Ventures
Tuborg Havnevej 19
DK-2900 Hellerup